Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005, except for the restatement described in Note 2b) to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as restated, to which the date is May 5, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of World Fuel Services Corporation, which appears in World Fuel Services Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in the prospectus relating to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
December 20, 2005